Exhibit 23.1





                       Consent of Independent Accountants

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 1996, appearing on page 25 of UCI Medical Affiliates, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 1996.





PRICE WATERHOUSE LLP

Columbia, South Carolina
September 29, 1997